EXHIBIT 99.4

DELPHIIS, INC.

Unaudited Condensed Financial Statements

As of June 30, 2014 and for the Three
and Six Months Then Ended

DELPHIIS, INC.

DELPHIIS, INC.
UNAUDITED CONDENSED BALANCE SHEET
AS OF JUNE 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$4,743
Accounts receivable, net	372,033

Total current assets	376,776
Property and equipment, net	80,091

Total assets	$456,867

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$94,016
Accrued compensation and benefits	19,309
Loans payable to officers	463,723
Deferred revenue	154,089

Total current liabilities	731,137

Commitments and contingencies

Stockholders’ equity (deficit):

Common stock, $1.00 par value; 1,000,000 shares authorized; issued and outstanding 1,061 at June 30, 2014	1,061
Additional paid-in capital	466,385
Accumulated deficit	(741,716)

Stockholders’ equity (deficit)	(274,270)

Total liabilities and stockholders’ equity (deficit)	$456,867

See accompanying notes to financial statements

DELPHIIS, INC.
UNAUDITED CONDENSED
STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Revenue	$339,095	$163,978	$593,603	$473,194
Cost of revenues	260,542	281,431	394,354	480,351

Gross profit (loss)	78,553	(117,453)	199,249	(7,157)

Operating Expenses:

Sales and marketing	54,127	271	67,612	9,725
General and administrative	47,276	71,576	72,701	131,771

Total operating expenses	101,403	71,847	140,313	141,496

Operating income (loss)	(22,850)	(189,300)	58,936	(148,653)

Interest and other income (expense), net	(30)	2	(28)	2

Income (loss) before income taxes	(22,880)	(189,298)	58,908	(148,651)

Provision for income taxes	(800)	--	(800)	(1,600)

Net income (loss)	$(23,680)	$(189,298)	$58,108	$(150,251)

Per share data:
Basic net income (loss) per share	$(23.68)	$(189.30)	$58.11	$(150.25)

Basic weighted average shares outstanding	1,000	1,000	1,000	1,000

See accompanying notes to financial statements

DELPHIIS, INC.
UNAUDITED CONDENSED
STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Cash Flows From Operating Activities
Net income (loss)	$58,108	$(150,251)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	31,539	20,985
Stock compensation for common stock paid to a consultant	61
Effect of changes in operating assets and liabilities:
Accounts receivable	(178,325)	15,440
Accounts payable and accrued expenses	(35,823)	93,197
Accrued compensation and benefits	6,129	32,473
Deferred revenue	112,777	52,500

Net cash (used in) provided by operating activities	(5,534)	64,344

Cash Flows From Investing Activities

Capitalized software development costs	(7,454)	(79,040)

Net cash used in investing activities	(7,454)	(79,040)

Cash Flows From Financing Activities
Proceeds from the issuance of loans payable to officers	-	77,481
Payment of loans payable to officers	(6,230)	-

Net cash (used in) provided by financing activities	(6,230)	77,481

(Decrease) increase in cash and cash equivalents	(19,218)	62,785
Cash and cash equivalents, beginning of period	23,961	27,441

Cash and cash equivalents, end of period	$4,743	$90,226

Supplemental Disclosures:
Cash paid for interest	$30	$-

See accompanying notes to financial statements

DELPHIIS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Delphiis, Inc. (the “Company” or “Delphiis”), a California corporation, is engaged in the business of information security, risk management and compliance. Delphiis helps organizations manage their information security through Professional Services, Managed Services and licensing of their patented SaaS platform risk assessment and management solution. The Company was located in San Clemente, California, and has subsequently relocated to Mission Viejo, California.

Presentation of Financial Statements

The accompanying financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these estimates may ultimately differ from actual results. Significant items subject to such estimates and assumptions include the useful lives of long-lived assets; allowances for doubtful accounts; deferred tax assets, fixed assets; share-based compensation; sales commissions; income tax uncertainties; and other contingencies.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

The Company reports accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for estimated losses resulting from amounts that will not be collected. The Company calculates the allowance based on a specific analysis of past due balances and historical collections. Actual collection experience has not differed significantly from the Company’s estimates, due primarily to the Company’s credit and collections practices. Accounts receivable are charged off against the allowance for doubtful accounts when it is determined that the receivable is uncollectible. The Company’s allowance for doubtful accounts at June 30, 2014 was zero.

Computer Software Developed for Internal Use

GAAP regarding accounting for the costs of computer software developed or obtained for internal use requires that costs incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized. The Company capitalized certain software development costs totaling $7,454 for the six months ended June 30, 2014. Capitalized software development costs are included in property and equipment, net.

Impairment of Long-lived Assets

The Company accounts for the impairment and disposition of definite life intangible and long-lived assets in accordance with GAAP guidance on accounting for the impairment or disposal of long-lived assets. In accordance with the guidance, such assets to be held are reviewed for events, or changes in circumstances, which indicate that their carrying value may not be recoverable. The Company periodically reviews related carrying values to determine whether or not impairment to such value has occurred. For the six months ended June 30, 2014, management concluded that there was no impairment.

Fair Value of Financial Instruments

Financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and loans payable. The Company believes that the recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Revenue Recognition

The Company derives its revenues from three sources: (1) software subscription revenues, which are comprised of subscription fees from customers accessing the Company’s enterprise cloud computing services; (2) customers purchasing additional managed services beyond the standard support that is included in the basic software subscription fees; and (3) related consulting services such as process mapping, project management and implementation services.

The Company commences revenue recognition when all of the following conditions are satisfied:

•	there is persuasive evidence of an arrangement;

•	the service has been or is being provided to the customer;

•	the collection of the fees is reasonably assured; and

•	the amount of fees to be paid by the customer is fixed or determinable.

The Company’s software subscription service arrangements are non-cancelable and do not contain refund-type provisions.

Software Subscription and Managed Service Revenues

Software subscription and managed service revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers.

Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

Consulting Service Revenues

The majority of the Company’s consulting services contracts are on a time and material basis. When these services are not combined with subscription revenues as a single unit of accounting, as discussed below, these revenues are recognized as the services are rendered for time and material contracts, and when the milestones are achieved and accepted by the customer for fixed price contracts.

Deferred Revenue

The deferred revenue balance does not represent the total contract value of non-cancelable subscription agreements. Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from subscription services described above and is recognized as the revenue recognition criteria are met.

Advertising

The Company expenses advertising costs as incurred which are classified as sales and marketing expense. Advertising expense was approximately $51,433and $57,296 for the three and six months ended June 30, 2014. Advertising expense was approximately $150 and $3,021 for the three and six months ended June 30, 2013.

2. RECENT ACCOUNTING PRONOUNCEMENTS

On May 28, 2014, the FASB issued ASU 2014-09 regarding ASC Topic 606, Revenue from Contracts with Customers. The standard provides principles for recognizing revenue for the transfer of promised goods or services to customers with the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance will be effective for the Company’s fiscal year 2017, subject to the issuance of guidance from the SEC. Early adoption is not permitted. Management is evaluating the accounting, transition and disclosure requirements of the standard and cannot currently estimate the financial statement impact it will have upon adoption.

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2014

Capitalized software development costs	$192,234
Less: accumulated amortization	(112,143)
$80,091

Software development costs are amortized over their estimated useful lives, generally on a straight-line basis over three years. Amortization was approximately $15,519 and $31,539 for the three and six months ended June 30, 2014, respectively, and $12,172 and $20,984 for the three and six months ended June 30, 2013.

4. LOANS PAYABLE TO OFFICERS

During the six months ended June 30, 2014, the Company repaid a total of $6,230 to two officers of the Company and a company wholly-owned by one of the officers. The loans from these officers were non-interest bearing in 2014. In July 2014, the balance of these loans of $463,723 was converted to promissory notes as is further described in Note 10 below.

5. COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company leases its offices under an operating lease on a month to month basis. Rent expense under this lease for the six months ended June 30, 2014 was $9,414.

6. STOCKHOLDERS’ EQUITY

On April 22, 2014, the Company amended its articles of incorporation to increase the number of authorized shares of its Common Stock from 1,000 to 1,000,000. In June, 2014 a consultant was issued 61 shares of the Company’s Common Stock as consideration for services rendered.

7. INCOME TAXES

Due to operating losses, there is no federal tax provision. The $800 California minimum franchise state provision for income taxes is due annually.

8. CONCENTRATIONS

Major Customers
Our four largest customers accounted for approximately 94% of our revenues for the six months ended June 30, 2014 and our four largest customers accounted for approximately 93% of our revenues for the six months ended June 30, 2013. Our largest customers had net accounts receivable totaling approximately $360,000 as of June 30, 2014.

9. RELATED PARTY TRANSACTIONS

During the three and six months ended June 30, 2014, the Company paid an officer of the Company a total of $2,337 and $7,750, respectively, for consulting services. During the three and six months ended June 30, 2014, the Company paid this officer’s spouse of the Company a total of $12,243 and $24,294, respectively, for professional fees. Also during the three and six months ended June 30, 2014, the Company paid another officer of the Company a total of $26,986 and $38.693, respectively, for consulting services.

10. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing this report on Form 8-K/A and noted the following events requiring disclosure.

On July 7, 2014, certain stockholders of the Company (the “Stockholders”), and Mike Gentile, as seller representative (“Gentile”) entered into a Stock Purchase Agreement (the “Agreement”) with Auxilio, Inc., a Nevada corporation (“Auxilio”).  By agreement of the parties, the effective date of the Agreement was July 1, 2014. Pursuant to the Agreement, the Stockholders sold 100% of the issued and outstanding shares of common stock (the “Shares”) of the Company to Auxilio. The purchase price paid for the Shares consisted of three components: the Securities Consideration, the Cash Consideration, and the Debt Assumption.

•
The Securities Consideration consisted of 930,406 shares of Auxilio’s common stock, which was the number of shares having an aggregate value of $1,250,000, with the price per share equal to the average of the closing price of Auxilio’s common stock on the OTC Markets for the 20 most recent trading days prior to the closing date, rounded up to the nearest whole number of shares.

•	The Cash Consideration was equal to $1,000,000.

•
The Debt Assumption was equal to $463,723 which was owed by the Company to Gentile and two other parties.  By way of background, of such amount, $363,723 is represented by certain amended and restated promissory notes (the “Notes”) dated of even date with the Agreement, which bear interest at the rate of 4% per annum, and pursuant to which the Company was to make quarterly interest-only payments on the total principal amount outstanding at the end of each calendar quarter.  The Notes have a maturity date which is 24 months from the date of the Agreement and contain no prepayment penalty.  Pursuant to the terms of the Notes, the Company will pay (i) fifty percent (50%) of the outstanding amount due under such Notes at such time as the Company achieves $1,500,000 of bookings measured from the date of the Agreement, and (ii) the remaining fifty percent (50%) will be paid at such time as the Company achieves $4,000,000 of bookings measured from the date of the Agreement, all as set forth in the Notes.  The Company also agreed to pay the remaining $100,000 to Gentile and the other noteholders upon the Company’s collection of $100,000 from accounts receivable outstanding as of June 30, 2014.  Pursuant to the Agreement, Auxilio, as the sole owner of the Company, agreed to assume the obligations of the Company and to make the payments pursuant to the terms of the Notes.

Escrow Agreement

In connection with the Agreement, Auxilio entered into an escrow agreement with the Stockholders and Colonial Stock Transfer (the “Escrow Agent”), pursuant to which Auxilio deposited $100,000 of the Cash Consideration into an escrow to be held by the Escrow Agent to cover any indemnification claims made pursuant to the Agreement.  If no indemnification claims have been made prior to July 7, 2015, the Escrow Agent will release the escrowed funds to the Stockholders.